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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Community Trust Bancorp, Inc. for the registration of $25 million of preferred securities and to the incorporation by reference therein of our report dated January 12, 2000 with respect to the consolidated financial statements of Community Trust Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Columbus, Ohio
January 10, 2002